Putnam RetirementReady 2045 Fund
7/31/06 Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)
Class A	167
Class B 	*
Class C 	*

72DD2 (000s omitted)
Class M	*
Class R	--
Class Y	126

73A1
Class A	1.200
Class B	0.910
Class C	0.630

73A2
Class M	0.807
Class R	--
Class Y	1.329

74U1 (000s omitted)
Class A	209
Class B	1
Class C	*

74U2 (000s omitted)
Class M	*
Class R	*
Class Y	131

* Represents less than 1(000s omitted)

74V1
Class A	72.28
Class B	69.98
Class C	70.27

74V2
Class M	70.38
Class R	73.67
Class Y	78.94